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                                                                   Exhibit 5.1


                      [PIPER & MARBURY L.L.P. LETTERHEAD]



                                          March 6, 1997


AXENT Technologies, Inc.
2400 Research Blvd.
Rockville, Maryland  20850

Gentlemen:

     We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4, file No. 333-20207 (the "Registration Statement"), relating to 1,592,471 shares of Common Stock, $0.02 par value per share, of AXENT Technologies, Inc., a Delaware corporation (the "Company"), to be issued in connection with the merger of AssureNet Pathways, Inc. ("AssureNet") with a wholly-owned subsidiary of the Company ("Sub") and shares of Common Stock to be issued upon exercise of AssureNet warrants.

     We have examined the Certificate of Incorporation and By-laws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that:

     The shares of Common Stock have been duly authorized for issuance in accordance with the terms and provisions of the Amended Agreement and Plan of Merger, by and among the Company, AssureNet and Sub, dated as of January 6, 1997, as amended on February 26, 1997, and issuance of the certificates therefor by the Company, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus/Proxy Statement and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ Piper & Marbury L.L.P.